                                   EXHIBIT 5.1
                                   -----------


[LOGO]

AMERICAN PRESIDENT COMPANIES, LTD.




                                   May 12, 1995



American President Companies, Ltd.
1111 Broadway
Oakland, CA 94607


     Re:  Registration Statement on Form S-8 - 1995 Stock Bonus Plan


Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by American President Companies, Ltd., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 400,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), issuable pursuant to the American President Companies, Ltd. 1995 Stock Bonus Plan (the "Plan"), it is my opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                             Very truly yours,

                             /s/ Peter A. V. Huegel
                             ----------------------
                             Peter A. V. Huegel
                              Senior Counsel



09545